Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-166614 and 333-203957) on Form S-8 of our report dated February 21, 2020, with respect to the consolidated financial statements and financial statement schedules I to VI of RLI Corp.

/s/ KPMG LLP

Chicago, Illinois
February 18, 2022